Exhibit 23(f)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-132574, 333-132574-01, 333-132574-02 and 333-132574-03) of PPL Electric Utilities Corporation of our report dated February 24, 2006 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 28, 2008